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                                                                     EXHIBIT 2.5

        SHAREHOLDER AGREEMENT (the "Agreement") dated as of June 18, 1998, among The Walt Disney Company, a Delaware corporation ("TWDC"), and the individual listed on the signature page hereto ("Shareholder").


  WHEREAS, Infoseek Corporation, a California corporation ("Parent," which term shall include Infoseek Corporation, a Delaware corporation ("HoldCo")), HoldCo, Disney Enterprises, Inc., a Delaware corporation ("DEI"), and Starwave Corporation, a Washington corporation ("Company"), have entered into an Agreement and Plan of Reorganization dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement;" capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for, among other things, the merger of a wholly owned subsidiary of HoldCo with and into the Company and the merger of another wholly owned subsidiary of HoldCo with and into Parent (the "Mergers"), upon the terms and subject to the conditions set forth in the Merger Agreement;

  WHEREAS, as of the date hereof Shareholder beneficially owns the number of shares of common stock of Parent ("Parent Common Stock") set forth opposite his name on Schedule A attached hereto (such shares of Parent Common Stock, together with any other shares of capital stock of Parent acquired by Shareholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as "Subject Shares"); and

  WHEREAS, as a condition to its willingness to enter into the Merger Agreement, TWDC has requested that Shareholder enter into this Agreement and that certain other shareholders of Parent enter into similar voting agreements with TWDC.

  NOW, THEREFORE, to induce TWDC to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the promises and the representations, warranties and agreements contained herein, the parties agree as follows:

  1. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder hereby represents and warrants to TWDC as of the date hereof in respect of himself as follows:

      (a) AUTHORITY. The Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder in accordance with its terms. Except for the expiration or termination of the waiting periods under the HSR Act and informational filings with the SEC, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not,
(i) conflict with, or result in any violation of, or default (with or without notice of lapse of time or both) under any provision of any trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise, license, statute, law, ordinance, rule, regulation, judgment, order, notice or decree, applicable to the Shareholder or to the Shareholder's property or assets, (ii) require any filing with, or permit, authorization, consent or approval of, any Federal, state or local

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government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign or
(iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Shareholder or any of the Shareholder's properties or assets, including the Subject Shares. If the Shareholder is married, and the Shareholder's Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which the Shareholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

        (b) THE SUBJECT SHARES. The Shareholder is the beneficial owner of, and on or prior to the date hereof will be the record owner of, or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite his name on Schedule A attached hereto, free and clear of any Liens whatsoever. The Shareholder does not own, of record or beneficially, any shares of capital stock of Parent other than the Subject Shares set forth opposite his name on Schedule A attached hereto. The Shareholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement. The Shareholder has no plan or intention to sell, transfer or otherwise dispose of any shares of capital stock of Parent or HoldCo.

  2. REPRESENTATIONS AND WARRANTIES OF TWDC. TWDC hereby represents and warrants to Shareholder that TWDC has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by TWDC and constitutes a valid and binding obligation of TWDC enforceable against TWDC in accordance with its terms. Except for the expiration or termination of the waiting periods under the HSR Act and informational filings with the SEC, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provisions of, the Certificate of Incorporation or Bylaws of TWDC, any trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise, license, statute, law, ordinance, rule, regulation, judgment, order, notice or decree applicable to TWDC or TWDC's property or assets.

  3. COVENANTS OF SHAREHOLDER WITH RESPECT TO THE MERGERS AND ANY COMPETING TRANSACTION AND THE ELECTION OF DIRECTORS.

          (a) Subject to Section 7, Shareholder agrees without in any way limiting the Shareholder's right to vote the Subject Shares in its sole discretion on any other matters that may be submitted to a Shareholder vote, consent or other approval (including by written consent), at

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any meeting of the Shareholders of Parent called upon to vote upon the Mergers and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including written consent) with respect to the Mergers and the Merger Agreement is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares (and each class thereof).

      (b) Until termination of the Standstill Period, as defined in the Governance Agreement by and among Parent, TWDC and DEI, Shareholder agrees as follows:

          Without in any way limiting the Shareholder's rights to vote the Subject Shares in its sole discretion on any other matters that may be submitted to a shareholder vote, consent or other approval (including by written consent), at any meeting of the shareholders of Parent called upon to elect member(s) to the board of Directors of Parent or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including written consent) with respect to the election of member(s) to the Board of Directors of Parent, the Shareholder shall vote (or cause to be voted) the Subject shares (and each class thereof) in favor of those persons designated by the Purchaser as nominees to be included in the slate of nominees recommended by the Company's management to Shareholders for election as directors.


      (c) The Shareholder shall not, except as contemplated by this Agreement, directly or indirectly, grant any proxies or powers of attorney with respect to the Subject Shares, deposit the Subject Shares into a voting trust or enter into a voting agreement with respect to the Subject Shares.

      (d) The Shareholder, and any beneficiary of a revocable trust for which the Shareholder serves as trustee, shall not take any action to revoke or terminate such trust or take any other action which would restrict, limit or frustrate the Shareholder's right to vote the Subject Shares on behalf of such trust in accordance with this Agreement.

      (e) Shareholder shall cause this Agreement to be filed with the Secretary of Parent.

      (f) Subject to Section 7, Shareholder shall not transfer, sell or otherwise dispose of any Subject Shares.

      (g) Each Certificate representing Subject Shares now or hereafter owned by Shareholder shall be endorsed with a legend conspicuously noting the existence of this Agreement, until such time as this Agreement is terminated.

  4.  GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY.

      (a) Without in any way limiting the Shareholder's right to vote the Subject Shares in its sole discretion on any other matters that may be submitted to a shareholder vote, consent or other approval (including by written consent), Shareholder hereby irrevocably grants to,

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and appoints, Thomas O. Staggs, Larry Shapiro and David K. Thompson, in their respective capacities as officers of TWDC, any individual who shall hereafter succeed to any such office of TWDC, and each of them individually, the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote the Shareholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares, in accordance with Shareholder's covenants in Section 3(a) and 3(b) hereof.

      (b) The Shareholder represents that any proxies heretofore given in respect of the Shareholder's Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

      (c) The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

  5.  CERTAIN EVENTS.

      (a) The Shareholder agrees that this Agreement and the obligations hereunder shall attach to Shareholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including Shareholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Parent affecting Parent Common Stock, or the acquisition of additional shares of Parent Common Stock or other voting securities of Parent by the Shareholder, the number of Subject Shares listed in Schedule A beside the name of the Shareholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Parent Common Stock or other voting securities of Parent issued to or acquired by the Shareholder.

      (b) In any event, and notwithstanding termination of this Agreement prior to the Closing Date pursuant to the provisions of Section 7 hereof, the Shareholder agrees to provide a written confirmation of the representation contained in the last sentence of Section 1(b) of this Agreement on the Closing Date and prior to the Effective Time in the form attached to this Agreement as Exhibit A.

  6. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Shareholder, on the one hand, without the prior written consent of TWDC nor by TWDC, on the other hand, without the prior written consent of the Shareholder, except that TWDC may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of TWDC. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

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  7.  TERMINATION.  Other than Section 3(b), which shall terminate and be of no further force or effect upon termination of the Standstill Period, as defined in the Governance Agreement, this Agreement shall terminate, and the provisions hereof shall be of no further force or effect, upon the earlier of (i) 120 days from the date of this Agreement, (ii) effectiveness of the Mergers or (iii) termination of the Merger Agreement other than pursuant to Section 8.1(h) of the Merger Agreement.

  8.  GENERAL PROVISIONS.

      (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

      (b) NOTICE. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to TWDC in accordance with Section 9.1 of the Merger Agreement and to the Shareholder at his respective address set forth on Parent's stock ledger (or at such other address for a party as shall be specified by like notice).

      (c) INTERPRETATION. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

      (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties.

      (e) ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      (f) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

  9. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an

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injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of California or in a California state court, this being in addition to any other remedy to which they are entitled at law or in equity. Without limiting the generality of the foregoing, the parties hereto expressly agree that the obligations of Shareholder set forth in Section 1(b) hereof shall be subject to the foregoing provisions of this Section 9. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any court of the United States located in the State of California or any California court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action related to this Agreement or the transactions contemplated hereby in any court other than a court of the United States located in the State of California or a California court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

  10. PUBLIC ANNOUNCEMENTS. Except as required by law, no Shareholder shall issue any press release or other public statement with respect to the transactions contemplated by this Agreement and the Merger Agreement without the prior written consent of TWDC.

  11. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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IN WITNESS WHEREOF, TWDC has caused this Agreement to be signed by its officer thereunto duly authorized and Shareholder has signed this Agreement, all as of the date first written above.

                                "TWDC"
                                The Walt Disney Company


                                By:_____________________________________
                                Name:
                                Title:


                                "SHAREHOLDER"


                                -----------------------------------------
                                Name:

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                    ACKNOWLEDGMENT AND AGREEMENT OF SPOUSE


  The undersigned, being the spouse of _____________, acknowledges that she has read and understands the terms of this Shareholder Agreement and hereby agrees to be bound by the terms hereof to the extent she has a community property or other interest in the Subject Shares.



                                        --------------------------------


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                                   EXHIBIT A



              FORM OF REPRESENTATION REQUIRED ON THE CLOSING DATE


  Shareholder hereby represents and warrants to TWDC as of the Closing Date in respect of himself that the Shareholder has no plan or intention to sell, transfer or otherwise dispose of any shares of capital stock of Parent or HoldCo. Shareholder agrees that in the event of any breach of this representation, TWDC may enforce any rights that TWDC may have as a result of a breach of this representation until expiration of the applicable statute of limitations with respect to any Taxes for the period including the Closing Date.

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